UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2016 (June 14, 2016)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 14, 2016, Memorial Production Partners LP (the “Partnership”) sold certain assets located in the Permian Basin to Boaz Energy II, LLC for total proceeds of approximately $37.4 million in cash, subject to customary post-closing adjustments. This disposition does not qualify as a discontinued operation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2016, the Board of Directors (the “Board”) of Memorial Production Partners GP LLC (the “Company”), the general partner of the Partnership, approved a grant of phantom units (the “Phantom Units”) pursuant to the Company’s Long-Term Incentive Plan (the “Plan”) to certain executive officers of the Company as indicated in the following table:

Award Recipient	Number of Phantom Units
John A. Weinzierl	1,005,587
William J. Scarff	670,391
Christopher S. Cooper	558,659
Robert L. Stillwell, Jr.	363,128
Jason M. Childress	335,196
Matthew Hoss	139,665

Each Phantom Unit is the economic equivalent of one common unit representing a limited partner interest in the Partnership (“Common Unit”). The grants of Phantom Units to the executive officers were made pursuant to a Phantom Unit Agreement (an “Agreement”) on June 14, 2016. The form of Agreement was approved by the Board and filed as Exhibit 4.2 to the Partnership’s Annual Report on Form 10-K (File No. 001-35364) filed on February 24, 2016, and is incorporated by reference herein.

The Phantom Units are subject to restrictions on transferability and a substantial risk of forfeiture and are intended to retain and motivate members of the Company’s management. The Phantom Units vest and the forfeiture restrictions will lapse in substantially equal one-third (1/3) increments on each of June 14, 2017, June 14, 2018 and June 14, 2019, so long as the award recipient remains continuously employed by the Company and its affiliates. The award includes distribution equivalent rights pursuant to which the award recipient will receive a cash payment with respect to each Phantom Unit equal to any cash distribution paid by the Partnership to a holder of a Common Unit. Upon vesting, the Phantom Units will be settled through an amount of cash in a single lump sum payment equal to the product of (y) the closing price of the Common Units on the vesting date and (z) the number of such vested Phantom Units. In lieu of a cash payment, the Board, in its discretion, may elect for the award recipient to receive either a number of Common Units equal to the number of such vested Phantom Units or a combination of cash and Common Units.

If an award recipient’s service with the Company or its affiliates is terminated prior to full vesting of the Phantom Units for any reason, then the award recipient will forfeit all unvested Phantom Units to the Company, except that, if an award recipient’s service is terminated either by the Company (or an affiliate) without “cause” or by the award recipient for “good reason” (as such terms are defined in the Agreement) within one year following the occurrence of a change of control, all unvested Phantom Units will become immediately vested in full.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

An unaudited pro forma condensed consolidated balance sheet as of March 31, 2016, an unaudited pro forma condensed statement of consolidated operations for the three months ended March 31, 2016 and an unaudited pro forma condensed statement of consolidated and combined operations for the year ended December 31, 2015, including notes thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)   Exhibits.

Exhibit Number	Description

10.1	Form of Phantom Unit Agreement under the Memorial Production Partners GP LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 4.2 to Annual Report on Form 10-K (File No.001-35364) filed on February 24, 2016)

99.1	Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements of Memorial Production Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: June 20, 2016	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Phantom Unit Agreement under the Memorial Production Partners GP LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 4.2 to Annual Report on Form 10-K (File No.001-35364) filed on February 24, 2016)

99.1	Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements of Memorial Production Partners LP